Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-166265, 333-156000, 333-148202, 333-136941, 333-88670 and 333-33667 on Form S-8 of Biglari Holdings Inc. of our report dated March 10, 2014, relating to the financial statements of The Lion Fund II, L.P. appearing in this Annual Report on Form 10-K/A of Biglari Holdings Inc. for the year ended September 25, 2013.
/s/ Deloitte & Touche LLP

Indianapolis, Indiana
March 28, 2014